Exhibit 99.1

PROXY CARD

REVOCABLE PROXY

GULFSTREAM BANCSHARES, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                         , 2013.

The undersigned hereby appoints John E. Tranter and Michael F. Ciferri, or either of them with individual power of substitution, proxies to vote all shares of the Common Stock and Series A Preferred Stock of Gulfstream Bancshares, Inc. (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the main office of the Company at 2400 S.E. Monterey Road, Suite 100, Stuart, Florida, on                                                  ,                                         , 2013, at              p.m., and at any adjournment or postponement thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE MERGER AGREEMENT LISTED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.	To approve the Agreement and Plan of Merger between CenterState Banks, Inc. and Gulfstream Bancshares, Inc., providing for the merger of Gulfstream Bancshares, Inc. with and into CenterState Banks, Inc.

FOR AGAINST ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

AGREEMENT AND PLAN OF MERGER.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shares of Common Stock Shares of Series A Preferred Stock

DATED , 2013

Signature

Signature if held jointly

Please print or type your name

☐	Please mark here if you intend to attend the Special Meeting of Shareholders.

Please return your signed Proxy to:
Gulfstream Bancshares, Inc. 2400 S.E. Monterey Road, Suite 100 Stuart, Florida 34996-3351 Attn: John E. Tranter Vice Chairman and Chief Executive Officer